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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-37914) of Genius Products, Inc. of our report dated February 24, 2005 appearing in this Amended Annual Report on Form 10-KSB of Genius Products, Inc. for the year ended December 31, 2004.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 28, 2005